UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C., 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date Of Report (Date Of Earliest Event Reported): 4/27/2007

                                AQUAMATRIX, INC.
             (Exact Name of Registrant as Specified in its Charter)

                        Commission File Number: 000-28307

                  Nevada                               13-3709558
     (State or Other Jurisdiction of                (I.R.S. Employer
      Incorporation or Organization)              Identification No.)

               305 Madison Avenue, Suite 4510, New York, NY, 10165 (Address of Principal Executive Offices, Including Zip Code)

                                  212-986-0886
              (Registrant's Telephone Number, Including Area Code)


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                       Items to be Included in this Report

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on February 15, 2007 we consummated a financing transaction with certain unaffiliated accredited institutional investors (the "February Investors") from which we received gross proceeds of $4.150 million. In connection with that financing, we entered into a Security Purchase Agreement (the "February Security Purchase Agreement") pursuant to which we issued to the February Investors senior secured convertible promissory notes (the "Notes") and five-year warrants (the "Warrants") to purchase shares of our common stock at a price (subject to certain adjustments) of $0.00464 per share. The February Securities Purchase Agreement provided for the further sale, in a second closing, of up to $500,000 principal amount of Notes at the Purchase Price of $0.9300 for each $1.00 of principal amount of Notes and Warrants to acquire up to approximately 54 million shares of Common Stock.

On April 27, 2007, we entered into an Amendment to Securities Purchase Agreement (the "Amendment") with certain of the February Investors holding at least two-thirds of the principal amount of the Notes issued as part of the financing transaction. The Amendment revises the terms of the February Securities Purchase Agreement to increase the amount of securities that we are permitted to sell in a second closing, providing for the sale of up to $1 million principal amount of Notes at the Purchase Price of $0.9300 for each $1.00 of principal amount of Notes and Warrants to acquire up to approximately 108 million shares of Common Stock.

On April 30, 2007, we consummated a financing transaction with certain additional unaffiliated accredited institutional investors (the "April Investors" and, together with the February Investors, the "Investors") from which we received gross proceeds of $679,000. This financing represents the second closing of the financing provided for in the Securities Purchase Agreement, and each of the April Investors have executed and become parties to the Securities Purchase Agreement. In connection with this financing, we issued Notes to the April Investors in the aggregate original principal amount of approximately $730,000 and Warrants to purchase an aggregate of approximately
78.7 million shares of our common stock at a price (subject to certain adjustments) of $0.00464 per share.

As previously reported, as security for our obligations, we, along with our subsidiaries, Hydrogel Design Systems, Inc., Foam Manufacturing Inc. and Converting Sciences, Inc. (now dissolved) (together, our "Subsidiaries") entered into a Security Agreement with a collateral agent appointed by the Investors, pursuant to which we granted a security interest in all of our assets to the Investors. Our Subsidiaries are also parties to a Guaranty pursuant to which they have agreed to unconditionally guaranty our obligations under the Notes and the Warrants and the documents entered into by us in connection with the sale of the Notes and the Warrants. We also entered into a Registration Rights Agreement, pursuant to which we agreed to register for resale the shares of our common stock into which the Notes are convertible and the shares of our common stock for which the Warrants are exercisable.

We have used or will use the proceeds from the financing for the payment of fees and expenses relating to the financing, for general working capital and for the settlement or repayment of certain pre-existing indebtedness.

The following summary description of the material agreements entered into in connection with the transactions described above is qualified in its entirety by reference to the copies of such material agreements incorporated by reference as exhibits to this Current Report on Form 8-K.

Securities Purchase Agreement

The Securities Purchase Agreement, as amended by the Amendment, provides for the sale, in two closings, of up to an aggregate amount of $5.5 million principal amount of the Notes for which the purchaser will pay approximately $0.93 for each $1.00 principal amount of Notes purchased. In the initial closing, which occurred on February 15, 2007, we sold approximately $4.456 million principal amount of Notes and issued five year Warrants to purchase approximately 480 million shares of our common stock at a price (subject to certain adjustments) of $0.00464 per share. In the second closing, which occurred on April 30, 2007, we sold approximately $730,000 principal amount of Notes and issued Warrants to purchase an aggregate of approximately 78.7 million shares of our common stock.

The Securities Purchase Agreement provides to the Investors, for so long as the Notes remain outstanding, a right of first refusal with respect to subsequent placements of equity or equity equivalent securities by us.

Notes

The Notes bear interest at the rate of 9% per year, payable monthly in arrears, commencing, in the case of the Notes issued to the February Investors, on March 1, 2007 and, in the case of the Notes issued to the April Investors, on June 1, 2007. As previously reported, we will be required to make monthly principal payments on the Notes beginning on April 1, 2008. Subject to certain mandatory prepayment provisions and events of default, unpaid principal and interest due under the Notes will become due and payable on February 15, 2009. Each Note is convertible, at the option of the holder, into shares of our common stock at a price of $0.00464 per share (the "Conversion Price"), subject to adjustment for stock splits, stock dividends, or similar transactions, sales of our common stock at a price per share below the Conversion Price or the issuance of convertible securities or options or warrants to purchase shares of our common stock at an exercise price or conversion price that is less than the Conversion Price.

The Notes issued as part of the second tranche provide for optional redemption by us at a redemption price equal to the greater of (i) 120% of the face amount redeemed (110% of the face amount redeemed for the first six months immediately following the date of issuance) and (ii) the product of (A) the remaining amount of the Note to be redeemed (including accrued and unpaid interest and late charges) divided by the conversion price in effect at the time of redemption and
(B) the Weighted Average Price (as defined in the Note) at the time of such redemption.

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Events of default will result in a default rate of interest of 18% per year and the holder may require that the Note be redeemed at the Event of Default Redemption Price (as defined in the Notes). The Event of Default Redemption Price includes various premiums depending on the nature of the event of default.

The Note also provides that in the event of a Change of Control (as defined in the Notes), the holder may require that such holder's Note be redeemed at the Change of Control Redemption Price (as defined in the Notes).

Warrants

As previously reported, the Warrants are exercisable at a price of $0.00464 per share for a period of five years from the date of issuance. The Warrants may also be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Warrants, issuances of convertible securities with a conversion price below the exercise price of the Warrants.

Security Agreement

We, along with our Subsidiaries, entered into a Security Agreement with the collateral agent for the benefit of the Investors. The Security Agreement provides for a lien in favor of the Investors on all of our assets, including the assets of each of our Subsidiaries.

Guaranty Agreement

Our Subsidiaries entered into a Guaranty Agreement, pursuant to which they have agreed to unconditionally guaranty our obligations under the Notes and the Warrants and the documents entered into by us in connection the sale of the Notes and the Warrants.

Registration Rights Agreement

We entered into a Registration Rights Agreement with the Investors. The Registration Rights Agreement requires us to file a registration statement covering the resale of the shares underlying the Notes and the Warrants within 75 calendar days after the first closing date. We filed the required registration statement with the Securities and Exchange Commission on May 1, 2007. We are required to cause such registration statement to become effective on or before the date which is 90 calendar days after the filing of such registration statement. In addition to it being an event of default under the Notes, if we had failed to file such registration statement in the time frame required, or if we fail to cause it to become effective in the time frame required, or fail to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement, we will be required to make certain Registration Delay Payments (as defined in the Registration Rights Agreement), which shall not exceed, in the aggregate, 10% of the aggregate Purchase Price (as defined in the Notes). Any amount we would owe in excess of that cap would cause the exercise price of the Warrants to immediately be reduced.

ITEM 3.02 Unregistered Sales of Equity Securities.

Item 1.01 above is incorporated into this Item 3.02 by reference.

Each of the Investors is an "accredited investor," as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). None of the Notes, the Warrants or the shares of our common stock underlying such securities were registered under the Securities Act, or the securities laws of any state, and each were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

We made this determination based on representations of the Investors, which included, in pertinent part, that each Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that the Investor was acquiring the Notes and the Warrants for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution, and that each Investor understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Thus, the Notes, the Warrants and shares of common stock underlying such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

4.1* Amendment to Securities Purchase Agreement, dated as of April 27, 2007, by and among Aquamatrix, Inc. (formerly known as Nesco Industries, Inc.) and certain of the Investors

4.2+ Securities Purchase Agreement, dated as of February 15, 2007, by and among Aquamatrix, Inc. (formerly known as Nesco Industries, Inc.) and the Investors

4.3+        Form of Note

4.4+        Form of Warrant

4.5+ Registration Rights Agreement, dated as of February 15, 2007, among Aquamatrix, Inc. (formerly known as Nesco Industries, Inc.) and the Investors

10.1+ Guaranty, dated as of February 15, 2007, issued to the Investors by Hydrogel Design Systems, Inc., Foam Manufacturing Inc. and Converting Sciences, Inc.

10.2+ Security Agreement, dated as of February 15, 2007, by and among the Investors, Aquamatrix, Inc. (formerly known as Nesco Industries, Inc.), Hydrogel Design Systems, Inc., Foam Manufacturing Inc. and Converting Sciences, Inc.

----------
*     Filed herewith
+ Filed as Exhibits to the Company's Current Report on Form 8-K filed with the SEC on February 22, 2007, and incorporated by reference herein.

Signature(s)

      Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

                                                    AQUAMATRIX, INC.


Date: May 3, 2007                                   By: /s/ Matthew Harriton
                                                        ------------------------
                                                        Matthew Harriton
                                                        President

                                  Exhibit Index

Exhibit No.    Description
-----------    -----------

4.1* Amendment to Securities Purchase Agreement, dated as of April 27, 2007, by and among Aquamatrix, Inc. (formerly known as Nesco Industries, Inc.) and certain of the Investors

4.2+ Securities Purchase Agreement, dated as of February 15, 2007, by and among Aquamatrix, Inc. (formerly known as Nesco Industries, Inc.) and the Investors

4.3+           Form of Note

4.4+           Form of Warrant

4.5+ Registration Rights Agreement, dated as of February 15, 2007, among Aquamatrix, Inc. (formerly known as Nesco Industries, Inc.) and the Investors

10.1+ Guaranty, dated as of February 15, 2007, issued to the Investors by Hydrogel Design Systems, Inc., Foam Manufacturing Inc. and Converting Sciences, Inc.

10.2+ Security Agreement, dated as of February 15, 2007, by and among the Investors, Aquamatrix, Inc. (formerly known as Nesco Industries, Inc.), Hydrogel Design Systems, Inc., Foam Manufacturing Inc. and Converting Sciences, Inc.

----------
*     Filed herewith
+ Filed as Exhibits to the Company's Current Report on Form 8-K filed with the SEC on February 22, 2007, and incorporated by reference herein.